SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2019

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.                               Submission of Matters to a Vote of Securityholders

On February 28, 2019, Coherent, Inc. (the “Company”) held its Annual Meeting of Stockholders.  Present at the annual meeting in person or by proxy were holders of 22,867,440 shares of common stock, or approximately 94.0% of the total shares entitled to vote at the meeting. The voting results for each of the proposals considered at the annual meeting are provided below.

Proposal One

The stockholders elected each of the nominees listed below to serve on the Company’s Board of Directors.

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
John R. Ambroseo	20,304,839	194,914	22,728	2,344,959
Jay T. Flatley	20,426,053	73,640	22,788	2,344,959
Pamela Fletcher	20,460,988	39,478	22,015	2,344,959
Susan M. James	20,055,530	445,736	21,215	2,344,959
Michael R. McMullen	20,464,944	34,075	23,462	2,344,959
Garry W. Rogerson	20,012,033	487,653	22,795	2,344,959
Steve Skaggs	20,456,383	43,205	22,893	2,344,959
Sandeep Vij	20,029,198	469,817	23,466	2,344,959

Proposal Two

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 28, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,393,150	428,166	46,124	—

Proposal Three

The stockholders voted to approve, on a non-binding, advisory basis, the Company’s executive officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,661,837	596,994	263,650	2,344,959

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: March 4, 2019
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and General Counsel